Exhibit 99.1

IMMEDIATE RELEASE

Graham Corporation Reports

Fiscal 2020 Third Quarter and Year-to-Date Results

•	Third quarter revenue of $25 million; third quarter orders of $20 million

•	Backlog remains strong at $123 million as of December 31

•	Reiterating fiscal 2020 revenue guidance of 20% to 26% growth and revising gross margin to between 21% and 22%

BATAVIA, NY, January 29, 2020 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the oil refining, petrochemical and defense industries, today reported financial results for its third quarter and nine months ended December 31, 2019. Graham’s current fiscal year ends March 31, 2020 (“fiscal 2020”).

Net sales in the third quarter of fiscal 2020 were $25.3 million compared with $17.2 million in the third quarter of the fiscal year ended March 31, 2019 (“fiscal 2019”). This year’s third quarter net income and earnings per share (“EPS”) were breakeven. Last year’s third quarter net income and EPS were $0.1 million and $0.01, respectively. Excluding the business of Graham’s commercial nuclear utility subsidiary which was divested in June 2019, adjusted net income and adjusted EPS in last year’s third quarter, both of which are non-GAAP measures, were $0.5 million and $0.05, respectively. The Company makes important disclosures regarding its use of non-GAAP measures on the following page of this release.

James R. Lines, Graham’s President and Chief Executive Officer, commented, “The third quarter results met our revenue expectations, however, operating profit fell short of expectations due to an unfavorable project mix in this quarter’s backlog conversion and lower than typical short cycle orders. We anticipate that the fourth quarter operating profit will, accordingly, improve as higher margin backlog is converted and short cycle orders resume their typical pattern.

“There is an expected step-up in revenue and profitability for the fourth quarter as we drive toward full year revenue guidance between $100 and $105 million. Importantly, the bid pipeline remains strong and margin quality continues to improve when compared with backlog orders won nine to 15 months back.”

Third Quarter Fiscal 2020 Sales Summary

(See accompanying financial tables for a breakdown of sales by industry and region)

Consolidated net sales increased by $8.1 million in the third quarter of fiscal 2020 compared with the prior-year quarter. Sales to the refining market were up $5.6 million to $12.2 million while sales to the chemical/petrochemical market were up $3.3 million to $6.2 million and sales to the other commercial, industrial and defense markets were up $1.6 million to $6.6 million. These increases were partially offset by a decrease of $2.4 million to the power market, primarily attributable to the divested Energy Steel business.

From a geographic perspective, U.S. sales represented 53% of consolidated sales in the fiscal 2020 third quarter compared with 83% in the third quarter of fiscal 2019. International sales were 47% of consolidated sales in the fiscal 2020 third quarter, compared with 17% in the prior-year comparable period.

Fluctuations in Graham’s sales among geographic locations and industries can vary measurably from quarter-to-quarter based on the timing and magnitude of projects. Graham does not believe that such quarter-to-quarter fluctuations are indicative of business trends, which it believes are more apparent on a trailing twelve month basis.

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Third Quarter Fiscal 2020 Performance Review

($ in millions except per share data)	Q3 FY20	Q3 FY19	Change
Net sales	$25.3	$17.2	$8.1
Gross profit	$4.0	$3.7	$0.3
Gross margin	16.0%	21.8%
Operating loss	$(0.4)	$(0.6)	$0.2
Operating margin	(1.6%)	(3.3%)
Net income	$0.0	$0.1	$(0.1)
Diluted EPS	$—	$0.01
Non-GAAP financial measures:
Adjusted operating loss	$(0.4)	$(0.1)	$(0.3)
Adjusted operating margin	(1.6%)	(0.4%)
Adjusted net income	$0.0	$0.5	$(0.5)
Adjusted diluted EPS	$—	$0.05	$(0.05)
Adjusted EBITDA	$0.2	$0.7	$(0.5)
Adjusted EBITDA margin	0.7%	4.5%

Refer to pages 10 and 11 of this press release for reconciliations to non-GAAP financial measures and other important disclosures regarding Graham’s use of non-GAAP measures.

Graham believes that, when used in conjunction with measures prepared in accordance with GAAP, adjusted operating loss, adjusted operating margin (adjusted operating loss as a percentage of sales excluding Energy Steel), adjusted net income, adjusted diluted EPS, adjusted EBITDA (defined as consolidated net income before net interest income, income taxes, depreciation and amortization, and the operating loss and loss on the sale of Energy Steel) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales excluding Graham’s Energy Steel subsidiary divested in June 2019), which are non-GAAP measures, help in the understanding of its operating performance. Moreover, Graham’s credit facility also contains ratios based on EBITDA. See the attached tables for additional important disclosures regarding Graham’s use of adjusted operating loss, adjusted operating margin, adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA margin as well as reconciliations of operating loss to adjusted operating loss and reconciliations of net income to adjusted net income and adjusted EBITDA.

Graham divested its commercial nuclear utility business, which had been conducted through its Energy Steel subsidiary, during the first quarter of fiscal 2020. There was no impact on the financial results during the third quarter of fiscal 2020. However, during the third quarter of fiscal 2019, results of this business included sales of $1.8 million, an operating loss of $0.5 million and a net loss of $0.4 million.

Despite higher sales, overall, fiscal 2020’s third quarter adjusted operating loss, adjusted net income, and adjusted EBITDA were unfavorably impacted by a lower gross margin compared with the prior-year third quarter.

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Fiscal 2020’s third quarter gross profit and margin were unfavorably impacted by the timing of a varying mix of projects compared with the third quarter of fiscal 2019.

Selling, general and administrative (“SG&A”) expenses were $4.4 million in the third quarter of fiscal 2020, compared with $4.3 million in the third quarter of fiscal 2019. The prior-year quarter included $0.4 million for the divested Energy Steel business. SG&A as a percent of sales was approximately 18% and 25% in the third quarters of fiscal 2020 and fiscal 2019, respectively.

For the third quarters of both fiscal 2020 and 2019, Graham’s effective tax rates were not meaningful due to the proximity of the results in both periods to breakeven.

Nine Month Year-to-Date Fiscal 2020 Performance Review

($ in millions except per share data)	YTD FY20	YTD FY19	Change
Net sales	$67.5	$68.2	$(0.7)
Gross profit	$13.7	$17.1	$(3.4)
Gross margin	20.3%	25.1%
Operating profit	$0.3	$3.4	$(3.1)
Operating margin	0.5%	5.0%
Net income	$1.3	$4.2	$(2.9)
Diluted EPS	$0.13	$0.43	$(0.30)
Non-GAAP financial measures:
Adjusted operating profit	$1.4	$5.1	$(3.7)
Adjusted operating margin	2.2%	8.3%
Adjusted net income	$2.2	$5.6	$(3.4)
Adjusted diluted EPS	$0.22	$0.57	$(0.35)
Adjusted EBITDA	$3.2	$7.4	$(4.2)
Adjusted EBITDA margin	4.8%	12.0%

Energy Steel’s results for the first nine months of fiscal 2020, including the loss on sale, included sales of $1.3 million, an operating loss of $1.1 million and a net loss of $0.9 million. During the first nine months of fiscal 2019, results of this business included sales of $6.6 million, an operating loss of $1.7 million and a net loss of $1.4 million.

International sales were $23.9 million in the first nine months of fiscal 2020 and represented 35% of total sales, compared with $25.4 million, or 37% of sales, in the same prior-year period. Sales to the U.S. were $43.6 million, or 65% of year-to-date net sales in fiscal 2020, compared with $42.8 million, or 63% of fiscal 2019 year-to-date net sales.

Overall, fiscal 2020 year-to-date adjusted operating profit, adjusted net income and adjusted EBITDA were unfavorably impacted by a lower gross margin compared with the first nine months of the prior fiscal year.

The decrease in gross profit and margin were due to an unfavorable project mix in the fiscal 2020 year-to-date period. The prior-year second quarter included a particularly favorable mix of projects, benefiting the fiscal 2019 year-to-date period. Excluding the results of Energy Steel, gross margin was 21% and 28% for the first nine months of fiscal 2020 and fiscal 2019, respectively.

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

SG&A in the first nine months of fiscal 2020 was $12.9 million, down 6% or $0.8 million. Excluding Energy Steel, SG&A was up $0.2 million. As a percent of sales, SG&A was 19% in the year-to-date fiscal 2020 period, compared with 20% in the same prior-year period.

Balance Sheet Remains Strong

Cash, cash equivalents and investments at December 31, 2019 were $69.9 million, compared with $73.8 million at September 30, 2019 and $77.8 million at March 31, 2019. The decrease at the end of December was primarily due to timing of working capital fluctuations.

Cash used by operations in the first nine months of fiscal 2020 was $4.1 million, compared with cash provided by operations of $8.5 million in the first nine months of fiscal 2019. The decrease was primarily the result of the timing of changes in working capital and lower net income.

Capital expenditures were $1.4 million in the first nine months of fiscal 2020 compared with $1.5 million in the first nine months of fiscal 2019. The Company continues to expect capital expenditures for fiscal 2020 to be between $2.5 million and $2.8 million, the majority of which are expected to be used for productivity enhancements.

Dividend payments were $3.2 million and $2.9 million in the first nine months of fiscal 2020 and fiscal 2019, respectively.

Graham had neither borrowings under its credit facility, nor any long-term debt outstanding, at December 31, 2019.

Backlog and Orders Impacted by Timing

Backlog at the end of the third quarter of fiscal 2020 continues to be strong at $122.9 million, compared with $127.8 million at the end of the trailing quarter. The decrease primarily relates to timing of customer order releases.

The Company believes that its backlog mix by industry highlights the success of its diversification strategy to increase sales to the U.S. Navy. Backlog by industry at December 31, 2019 was approximately:

•	52% for U.S. Navy projects

•	30% for refinery projects

•	13% for chemical/petrochemical projects

•	5% for power projects and other industrial applications

The expected timing for the Company’s backlog to convert to sales is as follows:

•	Within next 12 months:	55% to 60%

•	Within 12 to 24 months:	10% to 15%

•	Beyond 24 months:	25% to 35%

Orders were $20.0 million in the third quarter of fiscal 2020, compared with $23.2 million in the prior-year third quarter. The global refining industry and other commercial, industrial and defense markets contributed increases of $1.6 million and $3.7 million, respectively, which were offset by $6.8 million of lower orders from the chemical/petrochemical industry. Orders in the fiscal 2019 quarter included $1.4 million for the divested Energy Steel business. In the fiscal 2020 third quarter, orders from U.S. customers were $15.5 million, or 77% of total orders, and orders from international markets were $4.5 million, or 23%. This compares with 50% from the U.S. and 50% from international markets in the third quarter of fiscal 2019.

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

The comparison of orders in the first nine months of fiscal 2020 versus the same prior-year period is impacted by timing of customer order releases. Excluding Energy Steel, orders in the first nine months of fiscal 2020 were $64.7 million, compared with $71.9 million in the first nine months of fiscal 2019 on the same basis.

Graham believes that the balance between domestic and international orders, as well as orders by industry, will continue to be variable between quarters.

Reiterating FY 2020 Revenue Guidance, Lowering FY 2020 Gross Margin Guidance

Based on its near-term order outlook and operating performance for the first three quarters, Graham is updating its fiscal 2020 guidance which excludes the divested Energy Steel business, as follows:

•	Revenue anticipated to be between $100 million and $105 million. For fiscal 2019, consolidated revenue excluding Energy Steel was $83.5 million.

•	Gross margin expectations between 21% and 22%, with the reduction caused by project mix

•	SG&A expense expected to be between $17 million and $17.5 million

•	Effective tax rate anticipated to be approximately 20%

Mr. Lines noted, “It is important to point out that the above guidance includes fulfillment of a short cycle naval order that is in backlog. We are confident that this order will be completed, however, due to its size, if we are unable to complete it during the quarter, revenue will likely fall below the lower range of guidance.”

He concluded, “Our pipeline continues to be very active as our customers plan their capacity expansion and upgrade projects. Additionally, we believe we are gaining traction with our initiatives to expand our revenue opportunities derived from our installed base, penetrate new geographic markets, and broaden our revenue from the U.S. Navy. Further, we anticipate continued productivity improvements and margin expansion. We expect that the results of these initiatives will continue to differentiate Graham and drive revenue and margin growth in fiscal 2021.”

Webcast and Conference Call

Graham’s management will host a conference call and live webcast today at 11:00 a.m. Eastern Time to review its financial condition and operating results for the third quarter and first nine months of fiscal 2020, as well as its strategy and outlook. The review will be accompanied by a slide presentation which will be made available immediately prior to the conference call on Graham’s website at www.graham-mfg.com under the heading “Investor Relations.” A question-and-answer session will follow the formal presentation.

Graham’s conference call can be accessed by calling (201) 689-8560. Alternatively, the webcast can be monitored on Graham’s website at www.graham-mfg.com under the heading “Investor Relations.”

A telephonic replay will be available from 2:00 p.m. ET today through Wednesday, February 5, 2020. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13697518. A transcript of the call will be placed on Graham’s website, once available.

ABOUT GRAHAM CORPORATION

Graham is a global business that designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries. Energy markets include oil refining, cogeneration, and alternative power. For the defense industry, the Company’s equipment is used in nuclear propulsion power systems for the U.S. Navy. Graham’s global brand is built upon world-renowned engineering expertise in vacuum and heat transfer technology, responsive and flexible service and unsurpassed quality. Graham designs and manufactures custom-engineered ejectors, vacuum pumping systems, surface condensers and vacuum systems. Graham’s equipment can also be found in other diverse applications such as metal refining, pulp and paper processing, water heating, refrigeration, desalination, food processing, pharmaceutical, heating, ventilating and air conditioning. Graham’s reach spans the globe and its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East.

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “confidence,” “projects,” “typically,” “outlook,” “anticipates,” “believes,” “appears,” “could,” “opportunities,” “seeking,” “plans,” “aim,” “pursuit,” “look towards” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, expected expansion and growth opportunities within its domestic and international markets, anticipated revenue, the timing of conversion of backlog to sales, market presence, profit margins, tax rates, foreign sales operations, its ability to improve cost competitiveness and productivity, customer preferences, changes in market conditions in the industries in which it operates, the effect on its business of volatility in commodities prices, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, its acquisition and growth strategy and its operations in China, India and other international locations, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, included under the heading entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:
Jeffrey F. Glajch	Deborah K. Pawlowski / Karen L. Howard
Vice President – Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908 / (716) 843-3942
jglajch@graham-mfg.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Graham Corporation

Third Quarter Fiscal 2020

Consolidated Statements of Income - Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	December 31,			December 31,
	2019	2018	% Change	2019	2018	% Change
Net sales	$25,286	$17,198	47%	$67,522	$68,190	(1%)
Cost of products sold	21,242	13,456	58%	53,816	51,079	5%

Gross profit	4,044	3,742	8%	13,706	17,111	(20%)
Gross margin	16.0%	21.8%		20.3%	25.1%
Other expenses and income:
Selling, general and administrative	4,441	4,249	5%	12,844	13,518	(5%)
Selling, general and administrative – amortization	—	59	(100%)	11	178	(94%)
Other expense	—	—	NA	523	—	NA

Operating (loss) profit	(397)	(566)	(30%)	328	3,415	(90%)

Operating margin	(1.6%)	(3.3%)		0.5%	5.0%
Other income	(87)	(206)	(58%)	(261)	(618)	(58%)
Interest income	(318)	(404)	(21%)	(1,080)	(1,044)	3%
Interest expense	2	5	(60%)	9	8	NA

Income before provision for income taxes	6	39	(85%)	1,660	5,069	(67%)
(Benefit) provision for income taxes	(3)	(56)	(95%)	364	824	(56%)

Net income	$9	$95	(91%)	$1,296	$4,245	(69%)

Per share data:
Basic:
Net income	$—	$0.01	NA	$0.13	$0.43	(70%)

Diluted:
Net income	$—	$0.01	NA	$0.13	$0.43	(70%)

Weighted average common shares outstanding:
Basic	9,884	9,832		9,874	9,817
Diluted	9,888	9,845		9,877	9,832
Dividends declared per share	$0.11	$0.10		$0.32	$0.29

N/A: Not Applicable

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Graham Corporation

Third Quarter Fiscal 2020

Consolidated Balance Sheets - Unaudited

(Amounts in thousands, except per share data)

	December 31,	March 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$10,851	$15,021
Investments	59,000	62,732
Trade accounts receivable, net of allowances ($35 and $33 at December 31 and March 31, 2019, respectively)	17,901	17,582
Unbilled revenue	14,321	7,522
Inventories	20,408	24,670
Prepaid expenses and other current assets	1,289	1,333
Income taxes receivable	772	1,073
Assets held for sale	—	4,850

Total current assets	124,542	134,783
Property, plant and equipment, net	16,906	17,071
Prepaid pension asset	4,920	4,267
Operating lease assets	283	—
Other assets	150	149

Total assets	$146,801	$156,270

Liabilities and stockholders’ equity
Current liabilities:
Current portion of finance lease obligations	$47	$51
Accounts payable	9,253	12,405
Accrued compensation	4,855	5,126
Accrued expenses and other current liabilities	2,835	2,933
Customer deposits	28,816	30,847
Operating lease liabilities	153	—
Liabilities held for sale	—	3,525

Total current liabilities	45,959	54,887
Finance lease obligations	61	95
Operating lease liabilities	122	—
Deferred income tax liability	1,273	1,056
Accrued pension liability	726	662
Accrued postretirement benefits	619	604

Total liabilities	48,760	57,304

Stockholders’ equity:
Preferred stock, $1.00 par value, 500 shares authorized	—	—
Common stock, $.10 par value, 25,500 shares authorized, 10,700 and 10,650 shares issued and 9,884 and 9,843 shares outstanding at December 31 and March 31, 2019, respectively outstanding at December 31 and March 31, 2019, respectively	1,070	1,065
Capital in excess of par value	26,057	25,277
Retained earnings	91,900	93,847
Accumulated other comprehensive loss	(8,385)	(8,833)
Treasury stock (816 and 807 shares at December 31 and March 31, 2019, respectively)	(12,601)	(12,390)

Total stockholders’ equity	98,041	98,966

Total liabilities and stockholders’ equity	$146,801	$156,270

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Graham Corporation

Third Quarter Fiscal 2020

Consolidated Statements of Cash Flows – Unaudited

(Amounts in thousands)

	Nine Months Ended
	December 31,
	2019	2018
Operating activities:
Net income	$1,296	$4,245
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation	1,468	1,469
Amortization	11	178
Amortization of unrecognized prior service cost and actuarial losses	747	655
Equity-based compensation expense	731	797
(Gain) loss on disposal or sale of property, plant and equipment	(2)	30
Loss on sale of Energy Steel & Supply Co	87	—
Deferred income taxes	33	128
(Increase) decrease in operating assets:
Accounts receivable	(438)	3,050
Unbilled revenue	(6,799)	(2,011)
Inventories	4,225	1,813
Prepaid expenses and other current and non-current assets	(7)	(773)
Income taxes receivable	301	770
Operating lease assets	176	—
Prepaid pension asset	(653)	(893)
Increase (decrease) in operating liabilities:
Accounts payable	(3,036)	(8,136)
Accrued compensation, accrued expenses and other current and non-current liabilities	(299)	946
Customer deposits	(1,938)	6,177
Operating lease liabilities	(101)	—
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	79	90

Net cash (used) provided by operating activities	(4,119)	8,535

Investing activities:
Purchase of property, plant and equipment	(1,389)	(1,471)
Proceeds from disposal of proprerty, plant and equipment	2	—
Proceeds from the sale of Energy Steel & Supply Co	602	—
Purchase of investments	(141,414)	(101,343)
Redemption of investments at maturity	145,146	73,633

Net cash provided (used) by investing activities	2,947	(29,181)

Financing activities:
Principal repayments on finance lease obligations	(38)	(81)
Issuance of common stock	24	171
Dividends paid	(3,163)	(2,851)
Purchase of treasury stock	(230)	(146)

Net cash used by financing activities	(3,407)	(2,907)

Effect of exchange rate changes on cash	(143)	(228)

Net decrease in cash and cash equivalents, including cash classified within current assets held for sale	(4,722)	(23,781)
Plus: Net decrease in cash classified within current assets held for sale	552	—

Net decrease in cash and cash equivalents	(4,170)	(23,781)
Cash and cash equivalents at beginning of period	15,021	40,456

Cash and cash equivalents at end of period	$10,851	$16,675

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Graham Corporation

Third Quarter Fiscal 2020

Adjusted Net Income Reconciliation - Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2019		2018		2019		2018
		Per Diluted Share		Per Diluted Share		Per Diluted Share		Per Diluted Share
Net income	$9	$—	$95	$0.01	$1,296	$0.13	$4,245	$0.43
+ Loss on sale of commercial nuclear utility business	—	—	—	—	87	0.01	—	—
+ Operating loss of commercial nuclear utility business	—	—	502	0.05	1,016	0.10	1,683	0.17
- Tax effect of above	—	—	(95)	(0.01)	(203)	(0.02)	(314)	(0.03)

Adjusted net income	$9	$—	$502	$0.05	$2,196	$0.22	$5,614	$0.57

Non-GAAP Financial Measure:

Adjusted net income is defined as GAAP net income excluding the operating loss and loss on the sale of the commercial nuclear utility business. Adjusted net income is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as adjusted net income is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Because adjusted net income is a non-GAAP measure and is thus susceptible to varying calculations, adjusted net income, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Graham Corporation

Third Quarter Fiscal 2020

Adjusted Operating Profit Reconciliation - Unaudited

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating (loss) profit	$(397)	$(566)	$328	$3,415
+ Loss on sale of commercial nuclear utility business	—	—	87	—
+ Operating loss of commercial nuclear utility business	—	502	1,016	1,683

Adjusted operating (loss) profit	$(397)	$(64)	$1,431	$5,098

Adjusted operating margin %	-1.6%	-0.4%	2.2%	8.3%

Non-GAAP Financial Measure:

Adjusted operating (loss) profit is defined as consolidated operating (loss) profit before the operating loss and loss on the sale of the commercial nuclear utility business. Adjusted operating margin is Adjusted operating (loss) profit divided by sales excluding sales of the commercial nuclear utility business. Adjusted operating (loss) profit and Adjusted operating margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as Adjusted operating (loss) profit and Adjusted operating margin are important for investors and other readers of Graham’s financial statements, as they are used as analytical indicators by Graham’s management to better understand operating performance. Because Adjusted operating (loss) profit and Adjusted operating margin are non-GAAP measures and are thus susceptible to varying calculations, Adjusted operating (loss) profit and Adjusted operating margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Graham Corporation

Third Quarter Fiscal 2020

Adjusted EBITDA Reconciliation - Unaudited

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$9	$95	$1,296	$4,245
+ Net interest income	(316)	(399)	(1,071)	(1,036)
+ Income taxes	(3)	(56)	364	824
+ Depreciation & amortization	488	548	1,479	1,647
+ Loss on sale of commercial nuclear utility business	—	—	87	—
+ Operating loss of commercial nuclear utility business	—	502	1,016	1,683

Adjusted EBITDA	$178	$690	$3,171	$7,363

Adjusted EBITDA margin %	0.7%	4.5%	4.8%	12.0%

Non-GAAP Financial Measure:

Adjusted EBITDA is defined as consolidated net income before interest expense and income, income taxes, depreciation and amortization, and the operating loss and loss on the sale of the commercial nuclear utility business. Adjusted EBITDA margin is adjusted EBITDA divided by sales excluding sales of the commercial nuclear utility business. Adjusted EBITDA and adjusted EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as adjusted EBITDA and adjusted EBITDA margin are important for investors and other readers of Graham’s financial statements, as they are used as analytical indicators by Graham’s management to better understand operating performance. Graham’s credit facility also contains ratios based on EBITDA. Because adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, adjusted EBITDA and adjusted EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Graham Corporation

Third Quarter Fiscal 2020

Additional Information - Unaudited

ORDER & BACKLOG TREND

($ in millions)

	Q119 Total	Q219 Total	Q319 Total	Q419 Total	FY2019 Total	Q120 Total	Q220 Total	Q320 Total
Orders	$22.0	$34.4	$23.2	$21.6	$101.2	$15.1	$32.6	$20.0
Backlog	$114.9	$127.8	$133.7	$132.1	$132.1	$117.2	$127.8	$122.9

SALES BY INDUSTRY FY 2020

($ in millions)

FY 2020	Q1 6/30/19	% of Total	Q2 9/30/19	% of Total	Q3 12/31/19	% of Total
Refining	$7.5	36%	$6.3	29%	$12.2	49%
Chemical/Petrochemical	$7.1	35%	$10.5	48%	$6.2	24%
Power	$1.4	7%	$0.5	3%	$0.3	1%
Other Commercial, Industrial and Defense	$4.6	22%	$4.3	20%	$6.6	26%

Total	$20.6		$21.6		$25.3

SALES BY INDUSTRY FY 2019

($ in millions)

FY 2019	Q1 6/30/18	% of Total	Q2 9/30/18	% of Total	Q3 12/31/18	% of Total	Q4 3/31/19	% of Total	FY2019	% of Total
Refining	$19.8	67%	$9.7	45%	$6.6	39%	$9.6	41%	$45.6	50%
Chemical/Petrochemical	$3.0	10%	$3.8	18%	$2.9	17%	$7.4	31%	$17.1	18%
Power	$3.1	10%	$2.1	10%	$2.7	15%	$2.0	8%	$9.9	11%
Other Commercial, Industrial and Defense	$3.7	13%	$5.8	27%	$5.0	29%	$4.6	20%	$19.1	21%

Total	$29.6		$21.4		$17.2		$23.6		$91.8

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Graham Corporation Reports Fiscal 2020 Third Quarter and Year-to-Date Results

January 29, 2020

Graham Corporation

Third Quarter Fiscal 2020

Additional Information - Unaudited

(Continued)

SALES BY REGION FY 2020

($ in millions)

FY 2020	Q1 6/30/19	% of Total	Q2 9/30/19	% of Total	Q3 12/31/19	% of Total
United States	$14.4	70%	$15.7	73%	$13.4	53%
Middle East	$0.8	4%	$0.5	2%	$7.5	30%
Asia	$3.2	16%	$1.0	5%	$0.7	3%
Other	$2.2	10%	$4.4	20%	$3.7	14%

Total	$20.6		$21.6		$25.3

SALES BY REGION FY 2019

($ in millions)

FY 2019	Q1 6/30/18	% of Total	Q2 9/30/18	% of Total	Q3 12/31/18	% of Total	Q4 3/31/19	% of Total	FY2019	% of Total
United States	$13.5	46%	$15.0	70%	$14.3	83%	$16.6	70%	$59.4	65%
Middle East	$0.4	1%	$0.5	2%	$0.8	5%	$0.9	4%	$2.6	3%
Asia	$2.7	9%	$1.9	9%	$1.0	6%	$4.7	20%	$10.2	11%
Other	$13.0	44%	$4.0	19%	$1.1	7%	$1.4	6%	$19.6	21%

Total	$29.6		$21.4		$17.2		$23.6		$91.8

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